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                                                                  Exhibit 5.1

                            Hogan & Hartson L.L.P.
                         555 Thirteenth Street, N.W.
                            Washington D.C. 20004
                                (202) 637-5600
                             Fax: (202) 637-5910

                                                            November 25, 1997



Board of Directors
Osiris Therapeutics, Inc.
2001 Aliceanna Street
Baltimore, Maryland 21231

Gentlemen:

    This firm has acted as counsel to Osiris Therapeutics, Inc. (the
"Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-1, as amended (the "Registration Statement"), of up to 2,875,000 shares (the "Shares") of common stock, par value $.001 per share, of the Company. This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section
 229.601(b)(5), in connection with such registration.

    For purposes of this opinion letter, we have examined copies of the following documents:

    1.   An executed copy of the Registration Statement.

    2. The Restated Certificate of Incorporation of the Company, as amended (the "Charter"), as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

    3. The By-laws of the Company, as amended, as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect.

    4. The proposed form of Underwriting Agreement among the Company and the several Underwriters to be named therein, for whom SBC Warburg Dillon Read Inc. and Hambrecht & Quist LLC will act as representatives, filed as Exhibit 1.1 to the Registration Statement (the "Underwriting Agreement").


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    5.   Resolutions of the Board of Directors of the Company adopted on July
         11, 1997, by unanimous written consent as certified by the Secretary of the Company on the date hereof as then being complete, accurate and in effect relating to, among other things, approval of the Registration Statement, execution of the Underwriting Agreement and the issuance and sale of the Shares and the arrangements in connection therewith.

    In our examination of the aforesaid certificates, records, and documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the authenticity, accuracy and completeness and conformity to the authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments, and/or corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

    This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware. We express no opinion herein as to any other laws, statutes, regulations, or ordinances.

    Based upon, subject to, and limited by the foregoing, we are of the opinion that following (i) due execution and delivery by the Company of the Underwriting Agreement, (ii) effectiveness of the Registration Statement, (iii) issuance of the Shares in the manner contemplated by the Registration Statement and pursuant to the terms of the Underwriting Agreement, (iv) receipt by the Company of the consideration for the Shares specified in the resolutions of the Board of Directors, and (v) final action of the Company's Board of Directors or the Pricing Committee thereof approving the price of the Shares, the Shares will be validly issued, fully paid and non-assessable under the General Corporation Law of the State of Delaware.

    We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of Amendment No. 4 to the Registration Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.


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    We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                             Very truly yours,


                             /s/ Hogan & Hartson L.L.P.
                                 ----------------------
                                 HOGAN & HARTSON  L.L.P.